Exhibit 99.3

FORM OF PROXY CARD — SHAREHOLDERS ONLY

DOUYU INTERNATIONAL HOLDINGS LIMITED

FOR USE AT THE EXTRAORDINARY GENERAL MEETING (“EGM”)

TO BE HELD ON                     , 2021 (OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF)

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

For use at the EGM (or at any postponement or adjournment thereof) of the holders of ordinary shares of US$0.0001 each in the capital of DouYu International Holdings Limited (the “Company”)

I/We(1),

being the registered holder(s) of ordinary shares of US$0.0001 each in the capital of the Company, HEREBY APPOINT the chairman of the EGM or(2)

as my/our proxy (“Proxy”) to attend and act for me/us and on my/our behalf at the EGM (or at any postponement or adjournment thereof) to be held at 7F, Building 2, Riverside International Plaza, 1062 Yangshupu Road, Yangpu District, Shanghai 200082, People’s Republic of China at                  (local time) on                     , 2021 for the purpose of considering and, if thought fit, authorizing, approving and adopting the agreement and plan of merger (the “Merger Agreement”), dated October 12, 2020, by and among HUYA Inc. (“Huya”), Tiger Company Ltd. (the “Merger Sub”), Nectarine Investment Limited and the Company (such Merger Agreement being in the form attached as Annex A to the proxy statement/prospectus), and the plan of merger by and among Huya, Merger Sub and the Company (the “Plan of Merger”) pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), and at such EGM (or at any postponement or adjournment thereof) to vote for me/us and in my/our name(s) in respect of the following resolutions in the following manner:

		For(3)	Against(3)	Abstain(3)
1.	As a special resolution, THAT the Merger Agreement and the Plan of Merger required to be registered with the Registrar of Companies in the Cayman Islands (such Plan of Merger being in the form attached as Exhibit A to the Merger Agreement) in order to give effect to the Merger, pursuant to which Merger Sub will be merged with and into the Company, with the Company being the surviving company, and any and all transactions contemplated thereby, including, without limitation, (i) the Merger, (ii) upon the Merger becoming effective, the amendment and restatement of the fourth amended and restated memorandum and articles of association of the Company (as the surviving company) by the deletion in their entirety and the substitution in their place of the new amended and restated memorandum and articles of association in the form attached as Appendix II to the Plan of Merger and (iii) upon the Merger becoming effective, the amendment of the authorized share capital of the Company (as the surviving company) from US$100,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 per share and 500,000,000 shares of a par value of US$0.0001 per share as the board of directors may determine, to US$100,000 divided into 1,000,000,000 ordinary shares of a par value of US$0.0001 each as set forth in the Plan of Merger, be authorized, approved and adopted by the Company.	☐	☐	☐

2.	THAT in the event that there are insufficient proxies received at the time of the EGM to authorize, approve and approve the Merger Agreement and the Plan of Merger proposed at the EGM, the chairman of the EGM be instructed to adjourn the EGM in order to allow the Company to solicit additional proxies in favor of the approval of the Merger and the authorization, approval and adoption of the Merger Agreement and Plan of Merger.	☐	☐	☐

For a copy of the proxy statement of the Company concerning the proposed Merger to be voted upon at the EGM, please see the registration statement on Form F-4 of HUYA Inc. on the Securities and Exchange Commission website at www.sec.gov. A physical copy of the proxy statement of the Company can be mailed to you without charge by contacting:

Investor Relations

DouYu International Holdings Limited

7F, Building 2, Riverside International Plaza

1062 Yangshupu Road

Yangpu District, Shanghai 200082

People’s Republic of China

Phone: +86 21 5882-2595

E-mail: ir@douyu.tv

In order to be valid, this form of proxy together with any power of attorney or other authority (if any) under which it is signed or a notarially certified copy thereof, must be returned in the postage paid envelope we have provided or returned addressed to DouYu International Holdings Limited, 7F, Building 2, Riverside International Plaza, 1062 Yangshupu Road, Yangpu District, Shanghai 200082, People’s Republic of China as soon as possible and in any event not later than                     , 2021 (or such later time and date as may be announced). In default this form of proxy shall not be treated as valid, provided always that the chairman of the EGM may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. Completion and delivery of this form of proxy will not preclude you from attending the EGM and voting in person at the EGM if you so wish, but in the event of your attending the EGM and voting at the EGM after having lodged this form of proxy, this form of proxy will be deemed to have been revoked.

Dated this day of 2021
Signature(s)(4)

Notes:

(1)	Full name(s) and addresses to be inserted in BLOCK CAPITALS.
(2)

If no name is inserted, a shareholder is deemed to have nominated the chairman of the EGM as proxy. If any proxy other than the chairman of the EGM is preferred, please strike out the words “the chairman of the EGM or” and insert the name and address of your proxy desired in the space provided. You are entitled to appoint one proxy (who must be an individual) to attend and vote in your stead. Your proxy need not be a member of the Company but must attend the EGM in person to represent you. ANY ALTERATION MADE TO THIS FORM OF PROXY MUST BE INITIALED BY THE PERSON(S) WHO SIGN(S) IT.

(3)

The board of directors of the Company recommends you vote FOR the proposals. IMPORTANT: IF YOU WISH TO VOTE IN FAVOR OF THE PROPOSALS, TICK THE BOX MARKED “For.” IF YOU WISH TO VOTE AGAINST THE PROPOSALS, TICK THE BOX MARKED “Against.” IF YOU WISH TO ABSTAIN FROM VOTING IN RELATION TO THE PROPOSALS, TICK THE BOX MARKED “Abstain.” Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have discretion to vote as they determine. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the EGM or any postponement or adjournment thereof.

(4)

This form of proxy must be signed by you or your duly authorized attorney in writing or, in the case of a corporation, either under its common seal or under the hand of an officer, attorney or other person duly authorized. If a corporation or partnership, please set out the full corporate or partnership name and the full title of any authorized person signing on the corporation or partnership’s behalf. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.

Joint owners should each sign personally. Where there are joint registered holders of any share(s) in the Company, any one of such joint holders may vote at the EGM, either personally, or by proxy, in respect of such share(s) as if he were solely entitled thereto; but if more than one of such joint holders are present at the EGM, either personally or by proxy, the vote of the senior holder who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the register of members of the Company.

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